UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2005

_________________________________________________________________________________

Capco Energy, Inc.

_________________________________________________________________________________

(Exact name of registrant specified in charter)

Colorado	0-10157	84-0846529
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe, Suite 725

Houston, Texas  77056

(Address of principal executive offices)  (Zip Code)

(713) 622-5550
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant

(a)

Dismissal of Independent Registered Public Accounting Firm

On October 7, 2005, Stonefield Josephson, Inc. were terminated as the independent accountants for Capco Energy, Inc. (the “Registrant”).

Stonefield Josephson, Inc.’s report on the Registrant’s financial statements for the year ended   December 31, 2004, contained no adverse opinion or disclaimer of opinion nor was it qualified as to audit scope or accounting principles.

The Registrant’s Audit Committee made the decision to terminate its prior accountants to utilize the services of a firm local to its primary business activities.

In connection with the prior audit for the year ended December 31, 2004, and during the interim period from January 1, 2005, to March 31, 2005, there have been no disagreements with Stonefield Josephson, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

The Registrant has requested that Stonefield Josephson, Inc. review this disclosure and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant’s expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein.  Such letter is filed as an exhibit to this Report.

(b)

Engagement of New Independent Registered Public Accounting Firm

On October 10, 2005, the Registrant engaged Malone & Bailey, PC as its independent accountants.

The Registrant did not consult with Malone & Bailey, PC with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant’s financial statements.

Item 9.01    Financial Statements and Exhibits

       (a)

 Financial Statements – not applicable

       (b)

 Proforma Financial Information – not applicable

       (c)

 Exhibits

  Exhibit 16.1    Letter from Stonefield Josephson, Inc.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPCO ENERGY, INC.

Dated: October 12, 2005

By:/s/ Ilyas Chaudhary

Ilyas Chaudhary

Chief Executive Officer

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